As filed with the Securities and Exchange Commission on August 4, 1998.
                                                      Registration No. 333-16295
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM S-3/A
                         POST-EFFECTIVE AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                               INNOVUS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                          87-0461856
     (State of Other Jurisdiction of            (I.R.S. Employer
     Incorporation or Organization)             Identification Number)

                              2060 East 2100 South
                           Salt Lake City, Utah 84109
                                 (801) 463-8200
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                  TERRY R. HAAS
                                    President
                              2060 East 2100 South
                           Salt Lake City, Utah 84109
                                 (801) 463-8200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

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                                   Copies to:

                                Richard T. Beard
                                Paul H. Shaphren
                         Callister Nebeker & McCullough
                          Gateway Tower East, Suite 900
                              10 East South Temple
                           Salt Lake City, Utah 84133
                                 (801) 530-7300

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         Approximate  date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         Explanatory Note: This Post-effective Amendment is being filed solely to remove from registration shares which remained unsold at the termination of the offering pursuant to undertaking A(3) contained in the original Registration Statement.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 30, 1998.


                                                   INNOVUS CORPORATION



                                                   By: /s/ David Mock
                                                      -------------------------
                                                       David Mock
                                                       Chairman

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